EXHIBIT 10.10.1

THIRD AMENDMENT

SPECTRA ENERGY CORP

EXECUTIVE CASH BALANCE PLAN

THIS THIRD AMENDMENT is made this 8th day of December, 2009, by Spectra Energy Corp, a Delaware corporation (the “Company”), and amends the Spectra Energy Corp Executive Cash Balance Plan originally executed by the Company and effective as of December 18, 2006 (the “Plan”), and as amended from time to time thereafter, in order to implement various design changes to the Plan.

The Plan is hereby amended to be effective as of January 1, 2010, as follows:

1. The first paragraph of Section 6.2(a) of the Plan is amended by insertion of the following new sentence immediately following the first sentence thereof:

Failure to timely elect a form of benefit payment shall result in a deemed election of a single lump sum payment.

2. Section 6.2(b) of the Plan is deleted in its entirety and replaced with the following:

(b)	The forms of benefit payment available under the Plan are:

(1)	single sum payment;

(2)	monthly payments for three years; and

(3)	monthly payments for ten years.

At such time as benefits under the Plan become payable with respect to a Participant, such benefits shall be paid in accordance with the benefit payment form then in effect and unless otherwise expressly provided by the Plan.

Notwithstanding the foregoing, if a Participant has previously elected to receive payment of his Account on a monthly basis over a period of 15 years and has commenced payment of his Account pursuant to such election as of December 31, 2009, the Participant shall continue to receive payment of his Account on a monthly basis for the remainder of such 15-year period. If the Participant has previously elected to receive payment of his Account on a monthly basis over a period of 15 years and has not yet commenced payment of his Account pursuant to such election as of December 31, 2009, the Participant shall be permitted to retain such election, but in the event that the Participant makes a subsequent election, only the forms of benefit payment set forth in the first paragraph of this Section 6.2(b) are available.

3. The first sentence of Section 6.2(c) of the Plan is deleted in its entirety and replaced with the following new sentence:

(a)	Under the monthly form of benefit payment, the amount of payment for a particular month shall be calculated as follows:

As amended hereby, the Plan is hereby ratified and confirmed and shall remain in full force and effect.

IN WITNESS WHEREOF, the Company has adopted and executed this Third Amendment on this 8th day of December, 2009, to be effective as of January 1, 2010.

SPECTRA ENERGY CORP

By:	/s/ Dorothy M. Ables

Name:	Dorothy M. Ables

Title:	Chief Administrative Officer